UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12a

CEA Industries Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

CEA Industries INC.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

October 11, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of CEA Industries Inc. (the “Annual Meeting”) to be held on December 18, 2023 at 8:30 a.m., Mountain Time, at the company’s corporate headquarters located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we will be sending to stockholders as of the record date, which is the close of business on October 25, 2023, a Notice of Internet Availability of Proxy Materials, or “Notice.” The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We urge you to read this information carefully.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of the Company that you own, it is important that your shares be represented and voted. Please vote electronically over the Internet, or if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. If you decide to attend the meeting, you will still be able to vote online during the meeting, even if you previously submitted your proxy.

On behalf of the Board of Directors of the Company, we thank you for your participation.

Sincerely yours,

/s/ Anthony K. McDonald
Anthony K. McDonald
Chief Executive Officer

CEA Industries INC.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2023

To the Stockholders of CEA Industries Inc.:

The 2023 Annual Meeting of Stockholders of CEA Industries Inc. (the “Company”) will be held on December 18, 2023, at 8:30 a.m., Mountain Time, at the Company’s corporate headquarters located at 385 South Pierce Avenue, Suite C, Louisville, CO 80027.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) is being held for the following purposes:

1.	To vote on the election of the five director nominees named in the attached Proxy Statement to serve on the Board of Directors for a term of one year or until their respective successors are duly elected and qualified;
2.	To ratify the selection of Sadler, Gibb & Associates, L.L.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	To authorize the Board, at its discretion, at any time until June 30, 2024, (i) to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than twenty -for-one; and
4.	To approve any adjournment of the Annual Meeting, if necessary or appropriate, to permit solicitation of additional proxies to hold the meeting and approve the foregoing proposals.

The accompanying Proxy Statement describes each of these items of business in detail. Only stockholders of record at the close of business on October 25, 2023, the record date, are entitled to receive notice of, attend and vote at the Annual Meeting or any continuation, postponement or adjournment thereof. Voting instructions are provided in the Notice and included in the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy. If your shares of common stock are held by a bank, broker or other agent, please follow the instructions from your bank, broker or other agent to have your shares voted.

Whether or not you expect to be present in person at the meeting, we encourage you to read the Proxy Statement and vote on the Internet or submit your proxy card, if you have requested one, as soon as possible.

By Order of the Board of Directors,

/s/ Anthony K. McDonald
Chairman of the Board

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about November 6, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at https://www.cstproxy.com/ceaindustries/2023.

CEA Industries INC.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

PROXY STATEMENT

2023 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of CEA Industries Inc. (the “Company,” “CEA,” “we,” “us” or “our”) for use at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 18, 2023, at 8:30 a.m., Mountain Time, at the Company’s corporate headquarters located at 385 South Pierce Avenue, Suite C, Louisville, CO 80027, and at any postponements or adjournments thereof.

The Annual Report, Notice of Meeting, Proxy Statement and Proxy Card are available at https://www.cstproxy.com/ceaindustries/2023 and on our website at www.ceaindustries.com.

The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of a Notice of Internet Availability of Proxy Materials, or Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering our printing and distribution costs. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice provides instructions on how to access and review all of the proxy materials on the Internet. The Notice also instructs you on how to vote your shares via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice.

We encourage you to vote your shares by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” the election of the nominees as directors listed on the enclosed proxy card and “FOR” the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

To vote your shares by telephone or internet, you may use the following: the web address for voting is https://www.cstproxy.com/ceaindustries/2023 and to vote by phone call at (866) 894-0536.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To vote on the election of the five director nominees named in the attached Proxy Statement to serve on the Board of Directors for a term of one year or until their respective successors are duly elected and qualified;

2. To ratify the selection of Sadler, Gibb & Associates, L.L.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3. To authorize the Board, at its discretion, at any time until June 30, 2024, (i) to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than twenty-for-one; and

4. To approve any adjournment of the Annual Meeting, if necessary or appropriate, to permit solicitation of additional proxies to hold the meeting and approve the foregoing proposals.

Record Date and Voting Securities

You may vote your shares at the Annual Meeting only if you were a stockholder of record at the close of business on October 25, 2023 (the “Record Date”). On the Record Date, there were 8,076,372 shares of the Company’s common stock outstanding. The holders of common stock are entitled to one vote per share of common stock.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of common stock outstanding on the Record Date will constitute a quorum. Abstentions and broker non-votes will be treated as shares present for quorum purposes. On the Record Date, together there were 8,076,372 shares of common stock entitled to vote. Thus, 4,038,187 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting. The inspector of election will determine whether or not a quorum is present at the Annual Meeting.

If a quorum is not present at the Annual Meeting, the stockholders who are represented at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Submitting Voting Instructions for Shares Held Through a Broker or Other Nominee

If you hold your shares through a broker or other nominee (i.e., in street name), you must follow the voting instructions you receive from your broker or other nominee. If you hold shares through a broker or other nominee and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from the record holder of your shares and present it at the Annual Meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, which is referred to as a stockholder withholding or abstaining with respect to a particular matter.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to non-routine matters and has not received instructions from the beneficial owner. If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank, or other agent how to vote your shares, your broker, bank, or other agent may still be able to vote your shares at its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks, and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Whether or not a broker or nominee votes, your proxy also will depend on the internal policies of the broker or nominee. In many cases brokers and nominees do not vote on routine matters where they have not received any instructions. Therefore, it is important for you to instruct your broker or nominee so that we achieve quorum and may conduct the business of the meeting.

We believe that the election of directors (Proposal No. 1) will be considered a non-routine matter and broker non-votes, if any, will have no effect on the result of their approval. We believe that the ratification of the appointment of Sadler, Gibb & Associates, L.L.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal No. 2) and the grant to our Board of authority to adjourn the meeting if necessary (Proposal No. 4) also will be considered routine matters on which a broker, bank or other agent will have discretionary authority to vote, and on this basis we do not expect any broker non-votes in connection with those proposals. Therefore, shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum.

Voting by Stockholders of Record

If you are a stockholder of record, you may vote without attending the Annual Meeting by the following:

● Via the Internet – You may vote by proxy via the Internet at https://www.cstproxy.com/ceaindustries/2023 by following the instructions provided in the Notice. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on December 17, 2023.

● By Mail – You may vote by proxy by filling out the proxy card you may have received or obtained by requesting one as provided in the Notice and returning it in the envelope provided.

● By Telephone – You may vote by telephoning the number provided in the Notice and following the prompts once you are connected.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of shares of common stock, you may authorize a proxy to vote on your behalf. Authorizing your proxy will not limit your right to vote in person at the Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxy holder will vote your shares according to the Board’s recommendations. The Notice will provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card; the Notice is not a means by which you may vote your shares. You may return a proxy card by mail, or you may vote your shares by calling toll free the telephone number indicated on the Notice or electronically via the Internet by using the Internet address indicated on the Notice. If you vote by telephone or over the Internet, you will be asked to enter a unique code that has been assigned to you, which is printed on the Notice. This code is designed to confirm your identity, provide access into the voting sites, and confirm that your instructions are properly recorded.

Revoking Your Proxy

Stockholders of record who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date, by voting your shares by telephone or electronically via the Internet, or by attending the Annual Meeting and voting in person. Only the latest dated proxy you submit will be counted.

If you hold shares of common stock through a broker or other nominee, you must follow the instructions you receive from your broker or other nominee in order to revoke your voting instructions. Attending the Annual Meeting does not revoke your proxy unless you also vote in person at the Annual Meeting.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. We have requested that brokers and other nominees holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners.

The Company has retained as its proxy solicitor Advantage Proxy Services. The Company will pay the fees of this solicitation agent approximately $6,500, plus reimbursement for its out-of-pocket expenses.

Officers, directors, and employees of the Company also may actively solicit proxies personally on behalf of the Company. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for the expense of transmitting proxy materials. The cost of soliciting proxies will be borne by the Company.

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K within four business days from the date of the Annual Meeting.

Voting

The holders of common stock are entitled to vote on all matters presented to the stockholders at the Annual Meeting. There are no other classes of securities of the Company outstanding.

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and shares that are voted by brokers as to any matter considered at the Annual Meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you only is entitled to vote on matters that are deemed to be routine; all other matters can only be voted upon by a broker only if the broker receives voting instructions from you. Broker non-votes occur when shares are held by a broker who has not received instructions from the beneficial owner of the shares on such non-routine matters, the broker does not have discretionary voting power with respect to such non-routine matters and has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority with respect to such non-routine matters. The effects of broker non-votes and abstentions on the proposals to be brought before the Annual Meeting are discussed below.

Proposal	Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstentions and Broker Non-Votes
Proposal 1 – Election of five directors of the Company nominated by the Board and named in this Proxy Statement who will each serve until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	Affirmative vote of the holders of a plurality of all the votes cast at the Annual Meeting either in person or by proxy (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon).	No	Because the election of a directors requires a plurality of the votes cast, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Proposal 2 – Ratification of the appointment of Sadler, Gibb & Associates, L.L.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	Affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.	Yes	Abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Proposal 3 – To authorize the Board, at its discretion, at any time until June 30, 2024, (i) to effect a reverse stock split of the common stock with a ratio not less than two-for-one but not greater than twenty -for-one	Affirmative vote of a majority of issued and outstanding shares entitled to vote at the Annual Meeting.	No	Abstentions and broker non-votes will have the effect of a vote against this proposal.
Proposal 4 – To approve any adjournment of the Annual Meeting, if necessary or appropriate, to permit solicitation of additional proxies to hold the meeting and approve the foregoing proposals.	Affirmative vote of a majority of the votes cast in person or by proxy and present at the meeting at the time the adjournment vote is taken.	Yes	Abstentions will not be counted as votes cast and will have no effect on the result of the vote.

If any other matter is presented, the shares represented by a proxy will be voted in accordance with the best judgment of the person or persons exercising authority conferred by the proxy at the Annual Meeting.

Additional Solicitation. If there are not enough votes to elect the director nominees or to ratify the appointment of Sadler, Gibb & Associates, L.L.C., the stockholders who are represented at the Annual Meeting, in person or by proxy, may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on the approval of a Proposal prior to any such adjournment if there are sufficient votes.

Stockholders Sharing the Same Address – “Householding”

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to CEA Industries Inc., 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, Attention: Investor Relations, or contact Investor Relations by email at info@ceaindustries.com; or find our materials posted online at www.ceaindustries.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Stockholder List

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose related to the Annual Meeting for the ten (10) days prior to the Annual Meeting during ordinary business hours at our principal offices located at 385 South Pierce Avenue, Suite C, Louisville, CO 80027. We request that any person seeking to review the shareholder list make an appointment during business hours for that purpose.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Bylaws, as amended, the number of directors may be established, increased or decreased from time to time by the Board, but will never be less than one, nor more than thirteen. The number of directors is currently set at five. The Company’s Articles of Incorporation require that all directors stand for election annually at the Company’s Annual Meeting. Accordingly, each of the Company’s directors holds office until the next annual meeting of stockholders and until his successor is duly elected and qualified. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the five (5) nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not currently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

All five of the Company’s current directors, Messrs. Anthony K. McDonald, James R. Shipley, Nicholas J. Etten, Marion Mariathasan, and Troy L. Reisner have been nominated for election for a one-year term expiring in 2024. None of the nominees are being proposed for election pursuant to any agreement or understanding between them and the Company requiring that they be nominated for election as a director.

Our Board and the Nominating Committee believe the directors nominated collectively have the experience, qualifications, attributes and skills to effectively oversee the management of the Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing the Company, a willingness to devote the necessary time to Board duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

A stockholder can vote for or withhold his vote from one or more of the director nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the director nominees named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board as a replacement.

Information about the Nominees

Certain information, as of October 11, 2023, with respect to the nominees for election at the Annual Meeting, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company. The business address of each of the nominees listed below is 385 South Pierce Avenue, Suite C Louisville, Colorado 80027.

Name	Age	Positions & Committees
Anthony K. McDonald	65	Chairman of the Board; Chief Executive Officer and President
James R. Shipley	68	Director; Compensation Committee Chair; Audit Committee Member
Nicholas J. Etten	56	Director; Nominating Committee Chair; Audit Committee Member
Troy L. Reisner	56	Director; Audit Committee Chair; Compensation Committee Member
Marion Mariathasan	48	Director; Nominating Committee Member

Name and Year First Elected Director	Background Information and Principal Occupation(s) During Past Five Years and Beyond

Anthony K. McDonald (2018)	Mr. McDonald was appointed a director on September 12, 2018. On November 28, 2018, Mr. McDonald was appointed our Chief Executive Officer and President. On June 24, 2020, Mr. McDonald was appointed Chairman of the Board. Mr. McDonald has been involved in building businesses in the cleantech, energy efficiency and heating, ventilation and air conditioning (“HVAC”) industries over the past 15 years. From 2008 to 2018, Mr. McDonald led sales and business development as Vice-President—Sales for Coolerado Corp., a manufacturer and marketer of innovative, energy-efficient air conditioning systems for commercial, government, and military use. Along with Coolerado’s CEO, Mr. McDonald was instrumental in growing the business to become an INC. 600 high-growth company award winner and assisted in raising $15 million of private funding from a cleantech investment fund. In 2015, Coolerado was acquired by Seeley International, Australia’s largest air conditioning manufacturer and an innovative global leader in the design and production of energy-efficient cooling and heating products, where Mr. McDonald served as National Account Manager. He is the author of Cleantech Sell: The Essential Guide to Selling Resource Efficient Products In The B2B Market.

Prior to joining Coolerado, Mr. McDonald spent over ten years in the private equity industry where he was involved in numerous transactions in the technology, manufacturing, and power development industries. As a business development officer at several private equity acquisitions groups Mr. McDonald identified, financed, or acquired numerous transactions with total enterprise value in excess of $200 million.

Mr. McDonald was also a consultant to international banks with KMPG from 1994 to 1997 and served as a director for Keating Capital, Inc., a publicly traded business development company that made investments in pre-IPO companies. He previously served as a mentor for companies in the Clean Tech Open competition.

Mr. McDonald is a U.S. Army veteran and a graduate of the U.S. Military Academy at West Point, N.Y. where he earned a B.S. degree in Engineering and Economics. He also received an MBA degree from the Harvard Business School.

Among the reasons for Mr. McDonald to be selected for service on the Board is his experience in sales, sales and operations management, mergers and acquisitions, the HVAC industry, his in-depth knowledge of climate control systems and technologies.

James R. Shipley (2020)

Mr. Shipley was appointed a director on June 24, 2020. Mr. Shipley recently retired from AgTech Holdings where he was the Chief Strategy Officer of GroAdvisor and the Vice-President of Sales for VividGro since 2017. Since 2017, Mr. Shipley has assisted in design and build consulting along with supply chain management for cultivation operations in 12 states, Puerto Rico, and Canada, covering more than 500,000 square feet of warehouse indoor cultivation and continues to consult independently with operators in North America. From 2014 to 2017 Mr. Shipley, acting in several executive roles, helped build multiple business lines for MJIC Inc. (now CNSX: MSVN); these roles included being a member of the board of directors, Chairman and President. Mr. Shipley is currently president and a principal in RSX Enterprises Inc., a sales agency and marketing firm that sells and markets equipment for use in controlled environment agriculture on behalf of various manufacturers. Mr. Shipley has been active in the cannabis business, where he has founded various summits such as the Marijuana Investor Summit and been involved in many educational workshops and business expos. Previously, Mr. Shipley was an officer and Chief Revenue Officer with Carrier Access Corporation (CACS), a public company trading on Nasdaq. Prior to Carrier Access, Mr. Shipley worked at Williams Companies in their telecommunications divisions.

Mr. Shipley has been selected for service on the Board because of his experience in and commitment to the cannabis industry, his demonstrated and consistent record of success as an executive and entrepreneur, and his extensive network of contacts in the cannabis industry.

Nicholas J. Etten (2020)	Mr. Etten was appointed a director on June 24, 2020. Mr. Etten is the Chief Executive Officer of Lone Star Bioscience, a Texas-based medical cannabis company. From 2018 to 2022 he was the Senior Vice President of Government Affairs and a member of the senior management team at Acreage Holdings, a vertically integrated, multi-state operator of cannabis licenses and assets in the U.S. In 2017 he founded the Veterans Cannabis Project where he continues to serve as Chairman. Veterans Cannabis Project (VCP) is an organization dedicated to advocating on behalf of cannabis access issues for U.S. military veterans. From 2015 to 2017, Mr. Etten set aside his career to provide care for his seriously ill son. Mr. Etten’s career has been focused on the growth equity market, and prior to Acreage, he held positions including Vice President of Global Business Development for FreightWatch International, and Director of Corporate Development for Triple Canopy. Mr. Etten was an investment professional at Trident Capital, where he focused on the cyber-security space, and an investment banker at Thomas Weisel Partners. Mr. Etten served on active duty as a U.S. Navy SEAL officer. He earned an MBA from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BS in political science from the United States Naval Academy.

Mr. Etten has been selected for service on the Board because of his experience in and commitment to the cannabis industry, his experience with multi-site cannabis operators, his demonstrated and consistent record of success as an executive, and his extensive network of contacts in the cannabis industry and investment banking world.

Marion Mariathasan (2022)

Marion Mariathasan was appointed as a director on January 17, 2022. Mr. Mariathasan is the Chief Executive Officer and Co-Founder of Simplifya, the cannabis industry’s leading regulatory and operational compliance software platform. The company’s suite of products takes the guesswork out of confusing and continually changing state and local regulations. Featuring SOPs, badge tracking, document storage, tailored reporting and employee accountability features, the company’s Custom Audit software reduces the time clients spend on compliance by up to 45 percent.

Mr. Mariathasan is also a serial entrepreneur who has founded or advised numerous startups. He is currently an investor in 22 domestic and international companies that range from cannabis companies to dating apps - four of which he serves as a board member.

Mr. Mariathasan studied Architecture and Computer Science at the University of Kansas and Computer Information Systems with a minor in Business Management from Emporia State University. Marion is a regular guest speaker at events such as Denver Start-Up Week, Colorado University’s program on social entrepreneurship, various universities on the topic of entrepreneurship and the United Nations Global Accelerator Initiative.

Mr. Mariathasan was selected for service on the Board because of his experience in and commitment to the cannabis industry, his demonstrated and consistent record of success as an executive and entrepreneur, and his extensive network of contacts in the cannabis industry.

Troy L. Reisner (2022)

Troy Reisner was appointed as a director on January 17, 2022. Mr. Reisner is currently the Chief Financial Officer at Phunware Inc., headquartered in Austin, Texas, where he leads the finance and accounting function, including raising capital and corporate governance matters. Prior to this role, Mr. Reisner was the Chief Financial Officer at Keystone Tower Systems, Inc., where he led the finance and accounting functions, and served as an executive team member. Before joining Keystone, Troy was a partner with the public accounting firm of Deloitte & Touche LLP until his retirement. Troy brings significant cumulative knowledge and expertise in accounting & auditing, including PCAOB auditing standards, M&A transactions, financial due diligence, financial reporting, including expertise in SEC rules, regulations & reporting, internal controls over financial reporting, and capital market and corporate governance experience and expertise.

He earned a B.S. degree in Accounting from Southern Illinois University at Edwardsville and practiced as a Certified Public Accountant for over 30 years and is licensed (inactive) as a CPA in the State of Missouri.

Mr. Reisner was selected for service on the Board because of his long experience in the accounting industry and his experience working with public companies.

Vote Required and Board’s Recommendation

The election of a director requires a plurality of all the votes cast either in person or by proxy present at the Annual Meeting (i.e., the director nominees receiving the greatest number of votes cast for each of the director positions being voted upon). Each share of common stock entitled to vote may be voted for as many persons as there are directors to be elected. However, stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to a director nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a plurality of all votes cast, abstentions and broker non-votes will have no effect of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Board, Sadler, Gibb & Associates, L.L.C. has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board has further directed that the selection of our independent registered public accounting firm be submitted for ratification by our stockholders at our Annual Meeting.

Representatives of Sadler, Gibb & Associates, L.L.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Sadler, Gibb & Associates, L.L.C. as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Sadler, Gibb & Associates, L.L.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board will reconsider whether or not to retain Sadler, Gibb & Associates, L.L.C. Even if the selection is ratified, the Board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Sadler, Gibb & Associates, L.L.C. has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates.

Aggregate fees for professional services billed to the Company by Sadler, Gibb & Associates, L.L.C. and ACM LLP, respectively, for the years ended December 31, 2022 and 2021, were as follows:

	2022		2021
Audit Fees	$107,060		$97,500
Audit-Related Fees	90,000		32,800
Tax Fees	12,574	(1)	7,850	(2)
Total	$209,634		$138,150

(1)	Tax fees in 2022 relate to tax returns for the 2021 year.
(2)	Tax fees in 2021 relate to tax returns for the 2020 year.

Audit Fees. Audit fees consist of fees billed by our independent registered public accounting firm for professional services rendered in connection with the audit of our annual consolidated financial statements, and the review of our consolidated financial statements included in our quarterly reports.

Audit-Related Fees. Audit-related services consist of fees billed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include the review of our registration statements on Forms S-1 and S-8.

Tax Fees. Tax fees consist of fees billed by our independent registered public accounting firm for professional services rendered for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Pre-Approval Policy and Procedures

The Audit Committee has responsibility for selecting, appointing, evaluating, compensating, retaining, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established policies and procedures in its charter regarding pre-approval of any audit and non-audit service provided to the Company by the independent registered public accounting firm and the fees and terms thereof.

The Audit Committee considers the compatibility of the provision of other services by its registered public accountant with the maintenance of their independence.

Vote Required and Board’s Recommendation

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum, but abstentions will have no effect on the vote on this proposal. Broker non-votes are not expected to result from the vote on this proposal. The persons named in the enclosed proxy will vote the proxies they receive FOR the ratification of the selection of Sadler, Gibb & Associates, L.L.C. as our independent registered public accounting firm, unless a particular proxy card withholds authorization to do so or provides contrary instructions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF SADLER, GIBB & ASSOCIATES, L.L.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 3

TO AUTHORIZE THE BOARD, AT ITS DISCRETION, AT ANY TIME UNTIL JUNE 30, 2024, TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK WITH A RATIO NOT LESS THAN TWO-FOR-ONE BUT NOT GREATER THAN TWENTY -FOR-ONE

The Board believes it is in the best interest of the Company to authorize the Board to effect a reverse split of the common stock outstanding and in conjunction with that reverse split to decrease the number of authorized shares of common and preferred stock. The text of the proposed Articles of Amendment is attached hereto as Exhibit A.

Reason for the Proposal

The Board is seeking approval, according to the Board’s discretion, of a reverse stock split of the Company’s common stock, at a ratio of not less than 2:1 but not more than 20:1 (the “Reverse Stock Split”). The Company will round up for any fractional shares as a result of the Reverse Split; the Company will not issue any fractional shares. If the Reverse Stock Split is fully implemented, twenty (20) issued and outstanding shares of common stock before the Reverse Stock Split (the “Old Shares”) will become automatically converted into one (1) share of common stock after the Reverse Stock Split (the “New Share”), with stockholders who would receive a fractional share to receive such additional fractional share as will result in the holder having a whole number of shares. The Board may authorize less than a twenty (20) for one (1) Reverse Stock Split, so long as it authorizes no less than a two (2) for one (1) Reverse Stock Split, or no Reverse Stock Split at all.

The Board believes that the increased market price of the common stock expected as a result of implementing a Reverse Stock Split will improve the marketability and liquidity of the common stock for the stockholders and will encourage interest and trading in the common stock. It will also allow the Company to meet the listing requirements of Nasdaq, for which it has received a potential listing notice due to the fact that the per share of common stock trading price has been below $1.00. A reverse split will cause the per share trading price to increase, although such an increase may not be maintained in the market. Therefore, the Board would select an rate that will increase the stock price to such a level that the Company would not revert to a listing deficiency. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

There can be no assurance that the Reverse Stock Split will increase the market price of the common stock or that any increase will be proportional to the reverse-split ratio. Accordingly, the total market capitalization of the common stock immediately after the Reverse Stock Split or at any time thereafter could be lower than the total market capitalization before the Reverse Stock Split.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Effects of the Reverse Stock Split

The immediate effect of a Reverse Stock Split will be to reduce the number of shares of common stock outstanding, and to increase the trading price of the common stock. However, the effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances to ours is varied. We cannot assure you that the trading price of the common stock after the Reverse Stock Split will rise in exact proportion to the reduction in the number of shares of the common stock outstanding as a result of the Reverse Stock Split. Also, as stated above, the Company cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including the Company’s operating results, other factors related to the Company’s business, and general market conditions.

Effect on Ownership by Individual Stockholders

New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same voting rights and other rights as the Old Shares. The stockholders do not have preemptive rights to acquire additional shares of common stock. The Reverse Stock Split will not alter any stockholder’s percentage interest in our equity, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, which will be rounded up to the next whole number of shares.

Effect on Options, Warrants, and Other Securities

All outstanding options, warrants, convertible notes, debentures, and other securities entitling their holders to purchase shares of common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio selected by the Board for the Reverse Stock Split.

Accounting Consequences

The per share par value of the common stock will remain unchanged at $0.00001 after the Reverse Stock Split. Also, the capital account of the Company will remain unchanged, and the Company does not anticipate that any other accounting consequences will arise as a result of the Reverse Stock Split.

Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those stockholders who hold their old common stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the new common stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. EACH STOCKHOLDER SHOULD CONSULT HIS, HER, OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH STOCKHOLDER AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS ARISING OUT OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

● Stockholders should not recognize any gain or loss as a result of the Reverse Stock Split.

● The aggregate basis of a stockholder’s Old Shares will become the aggregate basis of the shares held by such stockholder immediately after the Reverse Stock Split.

● The holding period of the shares owned immediately after the Reverse Stock Split will include the stockholder’s holding period before the Reverse Stock Split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed Reverse Stock Split of the common stock. Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

Vote Required and Board Recommendation

Approval of this Proposal 3 requires the affirmative vote of a majority of the issued and outstanding shares at a meeting at which a quorum is present. Abstentions and broker non-votes will not be considered as votes cast under the Company’s bylaws, and accordingly will have the effect of a vote against this Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 4

APPROVAL OF ANY ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES IN FAVOR OF THE PROPOSALS PRESENTED HEREIN

The Board seeks your approval to adjourn the Annual Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of proposals presented herein. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 60 days, no notice of the time or place of the reconvened meeting will be required to be given to our stockholders, other than an announcement made at the Annual Meeting.

Vote Required and Board Recommendation

Approval of this Proposal 4 requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will not be considered as votes cast under the Company’s bylaws, and accordingly will have no effect on the outcome of this Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

CORPORATE GOVERNANCE

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board, if any. Regular communications between our directors and management also occur outside of formal meetings of the Board and committees of the Board.

Meeting Attendance

Our Board generally holds meetings on a quarterly basis but may hold additional meetings as required. In 2022, the Board held four meetings. The Board took action by written consent once during 2022; each consent required that all the members of the Board consented to the action. Most of our directors attended 100% of the Board meetings that were held during the periods when they were directors and 100% of the meetings of each committee of the  Board on which they served that were held during the periods that he served on such committee. We do not have a policy requiring that directors attend our annual meetings of stockholders.

Director Independence

Generally, under the listing requirements and rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Our Board has determined that no member of the Board has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each nonemployee director nominee has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each nonemployee director nominee. Accordingly, a majority of our directors are independent, as required under applicable Nasdaq Stock Market rules, as of the date of this Proxy Statement.

Board Leadership Structure

The Board may, but is not required to, select a Chairman of the Board who presides over the meetings of the Board and meetings of the stockholders and performs such other duties as may be assigned to him by the Board. The positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Currently the positions of Chairman of the Board and Chief Executive Officer are held by Mr. McDonald. The Board believes that Mr. McDonald’s work experience and his demonstrated leadership ability make him the best choice currently to serve as our Chairman of the Board. The Board believes that the Company’s current model of the combined Chairman/CEO role is the appropriate structure for CEA Industries at this time.

Diversity of the Board

Diversity and inclusion is important to the Board and the Company. The current and proposed Board complies with the Nasdaq’s Board Diversity Rule effective as of this time. The following is the Board Diversity Matrix Disclosure:

Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	0

Part II: Demographic Background	0	0	0	0
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

Board’s Role in Risk Oversight

While risk management is primarily the responsibility of the Company’s management team, the Board is responsible for the overall supervision of the Company’s risk management activities. The Board as a whole has responsibility for risk oversight, and each Board committee has responsibility for reviewing certain risk areas and reporting to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies in certain focus areas. These areas of focus include strategic, operational, financial and reporting, succession and compensation and other areas.

The Board oversees risks associated with their respective areas of responsibility. The Board oversees: (i) risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation, (ii) risks and exposures associated with management succession planning and executive compensation programs and arrangements, including equity incentive plans, and (iii) risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Management provides regular updates to the Board regarding the management of the risks they oversee at each regular meeting of the Board. We believe that the Board’s role in risk oversight must be evaluated on a case-by-case basis and that our existing Board’s role in risk oversight is appropriate. However, we continually re-examine the ways in which the Board administers its oversight function on an ongoing basis to ensure that they continue to meet the Company’s needs.

Audit Committee Functions

Our Board has established an Audit Committee, which consists of three independent directors, Mr. Reisner (Chairperson), Mr. Shipley, and Mr. Etten. The Audit Committee held 4 meetings during 2022 and two   meetings during 2023. The committee’s primary duties are to:

●	review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review, as the case may be;
●	review our financial reporting processes and internal control over financial reporting systems and the performance, generally, of our internal audit function;
●	oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation, and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee;
●	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;
●	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;
●	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings;
●	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters; and
●	approve all audit and permissible non-audit services conducted by our independent registered public accounting firm.

The Board has determined that each of our Audit Committee members are independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and are independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and the rules promulgated thereunder.

The Board has further determined that Mr. Reisner is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2012. The Board has further determined that each of the members of the Audit Committee shall be financially literate and that at least one member of the committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Audit Committee Report

The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

The Audit Committee reviewed our audited financial statements for the year ended December 31, 2022 and met with management to discuss such audited financial statements. The Audit Committee has discussed with our independent accountants, Sadler, Gibb & Associates, L.L.C., the matters required to be discussed by the Statement on Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from Sadler, Gibb & Associates, L.L.C. required by the Independence Standards Board Standard No. 1, as may be modified or supplemented. The Audit Committee has discussed with Sadler, Gibb & Associates, L.L.C. its independence from CEA Industries and its management. Sadler, Gibb & Associates, L.L.C. had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report.

Submitted by the Audit Committee:

Troy L. Reisner

James R. Shipley

Nicholas J. Etten

Nominations Committee

Our Board has also established a Nominations Committee, which consists of Mr. Etten (Chairperson) and Mr. Mariathasan. The Nominations Committee has held one meeting in 2022 and one meeting during 2023. The committee’s primary duties are to:

●	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;
●	review the size and composition of our Board and committees;
●	oversee the evaluation of the Board;
●	recommend actions to increase the Board’s effectiveness; and
●	develop, recommend, and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.

There are no stated minimum criteria for director nominees, although the Nominations Committee may consider such factors as it may deem are in the best interests of the Company and its stockholders. The Nominations Committee also believes it is appropriate for certain key members of our management to participate as members of the Board.

The Nominations Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Board decides not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a prospective director nominee in light of the criteria above, or determines to reduce the size of the Board. Research may also be performed to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, nor do we anticipate doing so in the future.

Compensation Committee

Our Board has established a Compensation Committee, which consists of two independent directors: Mr. Shipley (Chairperson) and Mr. Reisner. The Compensation Committee held two meetings in 2022 and one meeting during 2023. The committee’s primary duties are to:

●	approve corporate goals and objectives relevant to executive officer compensation and evaluate executive officer performance in light of those goals and objectives;
●	determine and approve executive officer compensation, including base salary and incentive awards;
●	make recommendations to the Board regarding compensation plans; and
●	administer our stock plan.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the Board with respect to non-employee director compensation.

Communication with the Board of Directors

Stockholders may communicate with the Board by sending a letter to the Corporate Secretary, CEA Industries Inc., 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-employee directors as a group or an individual director. Each communication will be screened by the Corporate Secretary or his designee to determine whether it is appropriate for presentation to the Board or any specified director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive, or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board, or the director(s) to whom they are specifically addressed, will be submitted to the Board or such director(s) on a periodic basis. Any communications that concern accounting, internal control or auditing matters will be handled in accordance with procedures adopted by the Board of Directors.

Code of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which is available for review on our website at www.ceaindustries.com and is also available in print, without charge, to any stockholder who requests a copy by writing to us at CEA Industries Inc., 385 South Pierce Avenue, Suite C, Louisville, CO 80027, Attention: Corporate Secretary. Each of our directors, employees, and officers, including our Chief Executive Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Executive and Director Compensation

Director Compensation Program

On August 20, 2021, the Board of Directors revised the previously adopted equity-based compensation plan and adopted a new compensation plan for independent directors (the “Plan”). The Plan is effective retroactively for the current independent directors and for independent directors elected or appointed after the Effective Date of the Plan.

The Company will pay its independent directors an annual cash fee of $15,000, payable quarterly in advance on the first business day of each calendar quarter, retroactive commencing July 1, 2021, as consideration for their participation in: (i) any regular and special meetings of the Board and any committee participation and meetings thereof that are attended in person, (ii) any telephonic and other forms of electronic meetings of the Board or of any committee thereof in which the director is a member, (iii) any non-meeting consultations with the Company’s management, and (iv) any other services provided by them in their capacities as directors. In addition, on the first business day of January each year after the Effective Date, each independent director will receive a grant of Non-Qualified Stock Options valued at $15,000. As part of the retroactive compensation, each independent director on the Board as of the Effective Date will receive an additional grant of Non-Qualified Stock Options valued at $7,500 for service in 2021.

On January 17, 2022 (the “Effective Date”), the Board of Directors adopted a compensation plan to replace the prior plan. The Plan is effective retroactively for the then current independent directors and for independent directors elected or appointed after the Effective Date of the plan.

The plan is divided into two phases: from the Effective Date of the Plan until February 9, 2022, the day prior to the uplisting of the Company to Nasdaq. (“Pre-uplist”) and from February 10, 2022, the uplist date forward (“Post-uplist”).

Pre-uplist phase: The Company paid its independent directors an annual cash fee of $15,000, payable quarterly in advance on the first business day of each quarter, as consideration for their participation in: (i) any regular or special meetings of the Board or any committee thereof attended in person, (ii) any telephonic meeting of the Board or any committee thereof in which the director is a member, (iii) any non-meeting consultations with the Company’s management, and (iv) any other services provided by them in their capacities as directors (other than services as the Chairman of the Board, the Chairman of the Company’s Audit Committee, and the Committee Chairman).

At the time of initial election or appointment, each independent director received an equity retention award in the form of restricted stock units (“RSUs”). The aggregate value of the RSUs at the time of grant was to be $25,000, with the number of shares underlying the RSUs to be determined based on the closing price of the Company’s common stock on the date immediately prior to the date of grant. Vesting of the RSUs was as follows: (i) 50% at the time of grant, and (ii) 50% on the first anniversary of the grant date.

In addition, on the first business day of January each year, each independent director will also receive an equity retention award in the form of RSUs. The aggregate value of the RSUs at the time of grant will be $25,000, with the number of shares underlying the RSUs to be determined based on the closing price of the Company’s common stock on the date immediately prior to the date of grant. These RSUs will be fully vested at date of grant.

The Company pays the Audit Committee Chairman an additional annual fee of $10,000, payable quarterly in advance, for services as the Audit Committee Chairman.

The Company pays the Chairmen of any other committees of the Board an additional annual fee of $5,000, payable quarterly in advance, for services as a Committee Chairman.

There is no additional compensation paid to members of any committee of the Board. Interested (i.e. Executive directors) serving on the Board do not receive compensation for their Board service.

Post-uplist phase: The Company will pay its independent directors an annual cash fee of $25,000, payable quarterly in advance on the first business day of each quarter. All other terms remain the same.

Each director is responsible for the payment of any and all income taxes arising with respect to the issuance of common stock and the vesting and settlement of RSUs.

The Company reimburses independent directors for out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on the Company’s behalf.

All independent directors, Messrs. Shipley, Etten, Reisner, and Mariathasan are subject to the Plan.

Each independent director is responsible for the payment of any and all income taxes arising with respect to the issuance of any equity awarded under the plan, including the exercise of any non-qualified stock options.

Employee directors do not receive separate fees for their services as directors.

Indemnification: Insurance

Under the Nevada Revised Statutes and pursuant to our charter and bylaws, as currently in effect, the Company may indemnify the Company’s officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has entered into indemnification agreements with its directors and executive officers. The indemnification agreements are intended to provide the Company’s directors the maximum indemnification permitted under the Nevada Revised Statutes, unless otherwise limited by the Company’s charter and bylaws. Each indemnification agreement provides that the Company shall indemnify the director or executive officer who is a party to the agreement (an “Indemnitee”), including the advancement of legal expenses, if, by reason of his corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding. Each indemnification agreement further provides that the applicable provisions of the Company’s charter and bylaws regarding indemnification shall control in the event of any conflict with any provisions of such indemnification agreements.

The Company may secure insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company for any liability arising out of his actions, regardless of whether the Nevada Revised Statues would permit indemnification. The Company currently has obtained liability insurance for its officers and directors.

Director Compensation Table

The following table sets forth the compensation earned by or awarded or paid in 2022 and 2021 to the individuals who served as our independent directors during such period.

Name	Year	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3), (4)	Total
James R. Shipley	2022	$27,500	$-	$15,000	$42,500
	2021	$7,500	$-	$7,500	$15,000
Nicholas J. Etten	2022	$27,500	$-	$15,000	$42,500
	2021	$7,500	$-	$7,500	$15,000
Troy Reisner	2022	$32,500	$25,000	$-	$57,500
Marion Mariathasan	2022	$22,500	$25,000	$-	$47,500

(1)	Excludes reimbursement of out-of-pocket expenses.
(2)	Reflects grants to two new independent directors of 3,367 each of restricted stock units on January 17, 2022, in connection with their appointment. 1,684 shares were immediately vested and 1,683 vested on January 17, 2023.
(3)	Reflects the dollar amount of the grant date fair value of awards, measured in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2022 included in this Annual Report.
(4)	Reflects grants to each independent director on August 20, 2021 of non-qualified stock options to purchase 769 shares of the Company’s common stock and a grant to each independent director on January 3, 2022 of non-qualified stock options to purchase 3,125 shares of the Company’s common stock.

The aggregate number of non-qualified stock options and restricted stock units held as of December 31, 2022, by each independent director are as follows:

Name	Shares Underlying Non-Qualified Stock Options (1)	Shares Underlying Restricted Stock Units (2)	Total
James R. Shipley	10,561	–	10,561
Nicholas J. Etten	10,561	–	10,561
Troy Reisner	-	3,367	3,367
Marion Mariathasan	-	3,367	3,367

(1) Includes grant to each independent director on June 24, 2020 of non-qualified stock options to purchase 6,667 shares of the Company’s common stock, a grant to each independent director on August 20, 2021 of non-qualified stock options to purchase 769 shares of the Company’s common stock, and a grant on January 3, 2022 of non-qualified stock options to purchase 3,125 shares of the Company’s common stock.

(2) Includes grants to two new independent directors of 3,367 restricted stock units on January 17, 2022.

Subsequent to December 31,2022, the following cash fees were paid to directors based on the January 17, 2022 compensation plan.

Name	Cash Fees Paid
James R. Shipley	$30,000
Nicholas J. Etten	$30,000
Troy L. Reisner	$35,000
Marion Mariathasan	$25,000
Total	$120,000

Subsequent to December 31, 2022, the following restricted stock units were issued to directors based on the January 17, 2022 compensation plan.

Name	Shares Underlying Restricted Stock Units
James R. Shipley	29,758
Nicholas J. Etten	29,758
Troy L. Reisner	29,758
Marion Mariathasan	29,758
119,032

These restricted stock units vested upon grant.

Executive Officers

Executive officers are appointed by our Board and serve at its discretion. Set forth below is information regarding our executive officers as of October 1, 2023.

Name	Age	Positions
Anthony K. McDonald	65	Chief Executive Officer and President; Director
Ian Patel	49	Chief Financial Officer

Biographical information on Mr. McDonald is included with such information for the other members of our Board.

Mr. Patel served as an advisor to Maxwell Financial Labs, LLC, from October 2021 to March 2022. From July 2018 through September 2021, he served as Vice President of Finance and Investor Relations for FourPoint Energy LLC, where he was responsible for finance, treasury, corporate development and strategy. Prior to FourPoint, Mr. Patel served as Chief Financial Officer of S&A Resources, LLC, a private equity backed oil and gas company. Mr. Patel began his career as an investment banker with Citigroup and Goldman Sachs. During his investment banking career, Mr. Patel executed over $30 billion of M&A/advisory assignments and led capital market transactions of over $15 billion for clients. Mr. Patel holds an MBA from the Wharton School at the University of Pennsylvania, a JD from Harvard Law School, and a BS from the University of California at Riverside.

Compensation of Executive Officers

As previously stated, the Compensation Committee is responsible for setting compensation policies for executive officers which has two fundamental objectives: (i) to provide a competitive total compensation package that enables the Company to attract and retain highly qualified executives with the skills and experience required for the achievement of business goals; and (ii) to align certain compensation elements with the Company’s annual performance goals. The Compensation Committee considers, with respect to each of the Company’s executive officers, the total compensation that may be awarded, including base salary, discretionary cash bonuses, annual stock incentive awards, stock options, restricted stock units and other equity awards, and other benefits and perquisites. Under certain circumstances, the Compensation Committee may also award compensation payable upon termination of the executive officer under an employment agreement or severance agreement (if applicable). The Compensation Committee recognizes that its overall goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee believes that cash compensation in the form of base salary and discretionary cash bonuses provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options, restricted stock units and other equity awards aligns the objectives of management with those of our stockholders with respect to long-term performance and success.

The Compensation Committee also has historically focused on the Company’s financial condition when making compensation decisions and approving performance objectives. Because the Company has historically sought to preserve cash and currently does not operate at a profit, overall compensation traditionally has been weighted more heavily toward equity-based compensation. The Board will continue to periodically reassess the appropriate weighting of cash and equity compensation in light of the Company’s expenditures in connection with commercial operations and its cash resources and working capital needs.

The following table summarizes compensation earned by or awarded or paid to our named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
Anthony K. McDonald - Chief Executive	2022	$338,173	$22,917	$-	$22,917	$-	$-	$19,313	$403,320
Officer and President (2)	2021	$216,731	$50,000	$50,000	$342,939	$-	$-	$49,383	$709,053
Ian K. Patel- Chief Financial Officer, Secretary, and Treasurer (3)	2022	$212,596	$-	$-	$33,000	$-	$-	$7,615	$253,212
Richard B. Knaley - Chief Financial	2022	$54,719	$-	$-	$-	$-	$-	$1,499	$56,218
Officer and Treasurer (3)	2021	$120,192	$-	$-	$122,000	$-	$-	$4,275	$246,467

(1)	Reflects the dollar amount of the grant date fair value of awards granted in 2021 or 2022, measured in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718 (“Topic 718”) without adjustment for estimated forfeitures. For a discussion of the assumptions used to calculate the value of equity awards, refer to Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2022, included in this Annual Report.
(2)	Mr. McDonald was appointed Chief Executive Officer and President in November 2018. Amounts presented include all compensation for Mr. McDonald for the full 2022 and 2021 years. The 2022 bonus was paid in recognition of services rendered and contributions to the Company’s performance, in respect of the 2021 Annual Incentive Plan.2021 bonus includes cash bonus paid in recognition of services rendered and contributions to the Company’s performance in 2021, pursuant to the November 24, 2021 employment agreement.2022 option awards include non-qualified stock options to purchase 9,230 shares of common stock which vested upon grant. These options were awarded in recognition of services rendered and contributions to the Company’s performance in 2021, pursuant to the 2021 Annual Incentive Plan. 2021 stock awards include 6,803 shares of common stock issued in relation to a new employment agreement effective November 24, 2021. 2021 option awards include non-qualified stock options to purchase 1,791 shares of common stock awarded in February 2021, pursuant to the 2021 Incentive Compensation Plan, incentive stock options to purchase 40,816 shares of common stock, and non-qualified stock options to purchase 4,453 shares of common stock both awarded in the November 24, 2021 employment agreement. Some of these options are subject to certain vesting (see Outstanding Equity Awards table, below). Other compensation in 2022 and 2021 includes (i) employer-paid portion of health plan benefits ($7,113 and $8,282, respectively), (ii) employer matching contributions under our 401(k) plan ($12,200 and $10,685, respectively), and (iii) other fringe benefits and taxes ($0 and $30,416, respectively).
(3)	Mr. Patel was appointed Chief Financial Officer, Secretary and Treasurer in March 2022.Amounts presented include all compensation for Mr. Patel for 2022. Option awards include non-qualified stock options to purchase 15,000 shares of common stock awarded subject to his employment agreement. Some of these options are subject to certain vesting (see Outstanding Equity Awards table, below). Other compensation includes the employer matching contributions under our 401(k) plan.
(4)	Mr. Knaley was appointed Chief Financial Officer and Treasurer in June 2021. Amounts presented include all compensation for Mr. Knaley for the full year 2022 and 2021. Option awards include non-qualified stock options to purchase 13,333 shares of common stock awarded subject to his employment agreement. Some of these options are subject to certain vesting (see Outstanding Equity Awards table, below). Other compensation for both 2022 and 2021 includes the employer-paid portion of health plan benefits. Mr. Knaley resigned his position effective February 18, 2022, and the options to purchase the shares under the common stock award were terminated on March 20, 2022.

Mr. Knaley resigned his position as Chief Financial Officer effective February 18, 2022, and the options to purchase the shares under the common stock award were terminated on March 20, 2022.

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Anthony K. McDonald (1) (2) (3) (4)	33,333	–	–	$13.35	11/28/2028	–	–	–	–
	6,667	–	–	$10.50	1/2/2030	–	–	–	–
	1,791	–	–	$19.50	2/16/2031	–	–	–	–
	30,179	15,090	–	$7.35	11/24/2031	–	–	–	–
	9,230	–	–	$2.51	4/1/2032

Ian K. Patel (5)	2,000	13,000	–	$2.20	3/11/2032

(1)	On November 28, 2018, we granted to Mr. McDonald non-qualified stock options to purchase 33,333 shares of common stock under our 2017 Equity Incentive Plan, of which: (i) 6,667 options vested and became exercisable on the grant date, (ii) 13,333 options vested and became exercisable on December 31, 2019, and (iii) 13,333 options vested and became exercisable on December 31, 2020. On January 2, 2020, we granted to Mr. McDonald non-qualified stock options to purchase 6,667 shares of common stock under our 2017 Equity Incentive Plan in recognition of his performance during 2019, which options vested and became exercisable on the grant date. On February 16, 2021, we granted to Mr. McDonald non-qualified stock options to purchase 1,791 shares of common stock under our 2017 Equity Incentive Plan in recognition of his performance during 2020, which options vested and became exercisable on the grant date.
(2)	On November 24, 2021, we granted to Mr. McDonald non-qualified stock options to purchase 4,452 shares of common stock under our 2021 Equity Incentive Plan, of which: (i) 1,484 options vested and became exercisable on the grant date, (ii) 1,484 options will vest and became exercisable on November 24, 2022, and (iii) 1,484 options will vest and became exercisable on November 24, 2023. Also on November 24, 2021, we granted to Mr. McDonald incentive stock options to purchase 40,815 shares of common stock under our 2021 Equity Incentive Plan of which: (i) 13,605 options vested and became exercisable on the grant date, (ii) 13,605 options will vest and became exercisable on November 24, 2022, and (iii) 13,605 options will vest and became exercisable on November 24, 2023. These grants were in accordance with a new Executive Employment Agreement effective November 24, 2021.
(3)	On November 24, 2021, we granted Mr. McDonald 6,803 restricted shares of common stock under our 2021 Equity Incentive Plan, in accordance with a new Executive Employment Agreement effective November 24, 2021.
(4)	On April 1, 2022, we granted Mr. McDonald non-qualified stock options to purchase 9,230 shares of common stock under out 2021 Equity Incentive Plan, in respect to our 2021 Annual Incentive Plan. The options vested and became exercisable upon grant.
(5)	On March 11, 2022, we granted to Mr. Patel non-qualified stock options to purchase 15,000 shares of common stock under our 2021 Equity Incentive Plan, of which: 2,000 options vested and became exercisable on the grant date. The balance of the non-qualified options vest and become exercisable as follows: (i) 3,000 on March 11, 2023, (ii) 5,000 on March 11, 2024, and (iii) 5,000 on March 11, 2025. These options were in accordance with his Employment Agreement effective March 11, 2022.

Pay versus Performance

On Aug. 25, 2022, the SEC released its final regulations implementing Dodd Frank Section 953(a) Pay for Performance rules. These regulations require companies to disclose (in tabular and narrative format) the relationship between compensation actually paid to the Company’s named executive officers and certain performance measures.

Below is a summary of the Company’s pay versus performance measures:

Year	Summary compensation total for PEO[1]	Compensation actually paid to PEO[1]	Average summary compensation table total for Non-PEO NEOS[2]	Average compensation actually paid to non-PEOs NEOS[2]	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)	Net Loss
(a)	(b)	( c)	(d)	( e)	( f)	( g)
2022	$403,320	$284,523	$309,429	$235,809	16.08	(5,497,175)
2021	$709,053	$597,118	$246,467	$195,091	92.97	(1,337,923)

(1)	Represents information for Mr. McDonald in both 2021 and 2022
(2)	Represents average compensation information for Mr. Knaley in 2021 and the average compensation information for Mr. Patel and Mr. Knaley in 2022

Anthony K. McDonald

On November 24, 2021, the Company entered into an employment agreement with Mr. McDonald, the Company’s Chief Executive Officer and President. The initial term of the employment agreement commenced on November 24, 2021, for a one-year term that is automatically extended for an additional three years upon completion by the Company of a “qualified offering.” After the initial term (as may be extended), the employment agreement automatically renews for one-year periods unless notice of non-renewal is given 90 days prior to the end of the then expiring term. A qualified offering is (A) the closing of a sale of the securities of the Company, whether in a private placement or pursuant to an effective registration statement under the Securities Act of 1933, or (B) the occurrence of an up-listing event (i.e., having the Company’s stock quoted on an alternative trading platform from the Over-the-Counter (OTC) exchange to a major stock exchange).

Mr. McDonald will be paid an annualized base salary of $275,000 per year, which increased to $350,000 per year upon the completion of the Qualified Offering on February 15, 2022. The base salary will be reviewed at least annually prior to the end of each calendar year to ascertain whether, in the judgment of the board of directors, it should be increased for the next calendar year. Mr. McDonald is eligible to receive an annual incentive bonus under the Company’s annual incentive compensation plan and policy for each full completed calendar year of employment during the term as determined by the board of directors in its sole discretion. Mr. McDonald will be eligible for an annual target bonus of fifty percent of the base salary. Payment of the annual bonus may be made in the form of cash, stock, or a combination thereof, as determined in the sole discretion of the board of directors. Mr. McDonald will also receive an immediate cash amount of $50,000, payable promptly after the signing of the employment agreement.

Mr. McDonald, at the signing of the employment agreement was issued 6,803 shares of common stock, which has an aggregate fair market value of $50,000, and was paid a gross up on that amount for federal state and local income tax. Mr. McDonald was awarded a stock option to purchase 45,269 shares of common stock under the 2021 Stock Award Plan, that was approved by shareholders, with an exercise price of $7.35 per share, the price of a share of common stock on the day immediately prior to the signing of the employment agreement. The vesting of the options is at the rate of one-third on each of the date of the signing of the employment agreement and the first and second anniversary of the signing of the employment agreement. The option, once vested, is exercisable for ten years from the date the employment contract was signed. Vesting will be accelerated upon a change of control of the Company and certain termination events.

Mr. McDonald is entitled to participate in the Company employee benefit plans, including any group health and welfare insurance and profit sharing and 401(k) plans that are sponsored generally by the Company for its employees, as may be offered from time to time. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time. Mr. McDonald will be entitled to vacation, personal days, sick days and expense reimbursement. If Mr. McDonald’s employment is terminated for cause, due to death, due to disability or voluntary resignation, he will be paid his base salary to the date of termination, any unpaid annual bonus, COBRA benefits and any unpaid expense reimbursement. If he is terminated without cause or he resigns for good reason, then he will be paid one year’s base salary, and the annual bonus for that year. The employment agreement has typical activity restrictions for non-solicitation of customers and employees of the Company and covenants for confidentiality, non-competition, inventions and protection of Company intellectual property.

Separately from his prior employment agreement dated November 28, 2018, on January 2, 2020, the Board awarded Mr. McDonald a special one-time grant of non-qualified stock options to purchase 6,667 shares of the Company’s common stock and a $20,000 cash bonus, in recognition of his services as the Company’s Chief Executive Officer during 2019. These non-qualified stock options were immediately vested on the date of grant, had a term of 10 years, and had an exercise price of $10.50 per share, the closing price of the Company’s common stock on The OTC Markets on the day immediately preceding the grant date. Further, on February 16, 2021, Mr. McDonald was awarded non-qualified stock options to purchase 1,791 shares of common stock under our 2017 Equity Incentive Plan. This grant was based on his performance during 2020. The options vested and became exercisable on the grant date. The associated equity compensation expense was accrued during 2020.

Ian K. Patel

Mr. Patel is employed on an at will basis, provided that either the Company or Mr. Patel may terminate his employment agreement, at any time, with or without cause, by providing the other party with 30-days’ prior written notice. In the event Mr. Patel’s employment is terminated by the Company without cause, Mr. Patel will be entitled to receive his base salary for an additional 30 days. Mr. Patel will receive an annualized base salary of $275,000, and he also is eligible to receive an annual incentive bonus as described in the Company’s Annual Incentive Compensation Plan and Policy. Mr. Patel is entitled to participate in those various employee benefits that the Company generally offers to its employees from time to time. The employment agreement also provides for typical activity restrictions such as non-competition and assignment of invention provisions.

As part of his compensation pursuant to his employment agreement, on March 11, 2022, the Board granted Mr. Patel non-qualified stock options to purchase up to 15,000 shares of the Company’s common stock, which vest as follows: (i) 2,000 options vested and became exercisable on the grant date, (ii) 3,000 options vest and become exercisable on March 11, 2023, if Mr. Patel continues to be employed by the Company on that date, (iii) 5,000 options vest and become exercisable on March 11, 2024, if Mr. Patel continues to be employed by the Company on that date, and (iv) 5,000 options vest and become exercisable on March 11, 2025, if Mr. Patel continues to be employed by the Company on that date. The exercise price of these options is $2.20 and was based on the closing price of the Company’s common stock on March 10, 2022. In the event of a change of control involving the Company, any unvested stock options will become vested on the date of the change of control, provided Mr. Patel is employed on the date of the change of control.

Certain Relationships and Related Transactions

Related Party Transactions

The following describes certain agreements and transactions between the Company and its co-founders, Brandy and Stephen Keen (the “Co-founders”). The Co-founders held various executive officer and director positions with the Company until May 2018. One of the Co-founders also was a consultant to the Company until May 2018. The Co-founders are also stockholders of the Company. Based on information available to the Company, the Co-founders did not own more than 10% of the Company’s outstanding common stock at any time during 2020 or 2019.

Equipment, Demonstration and Product Testing Agreement. In May 2017, we entered into a three-year equipment, demonstration and product testing agreement with a licensed cannabis cultivation company affiliated with Mr. Keen. Under this agreement, we agreed to lease the cultivation company certain cultivation equipment in exchange for a quarterly fee of $16,500, which was increased to $18,330 to reflect additional leased equipment requested by the cultivation company (the “Lease Fee”). In consideration for access to the cultivation facility to conduct demonstration tours and for the product testing and data to be provided by the cultivation company, we agreed to pay the cultivation company a quarterly fee of $12,000 (the “Demo and Testing Fee”).

The parties each made their respective payments under this agreement through June 30, 2018. Thereafter, the cultivation company failed to make any subsequent payments of the Lease Fee and, as a result, the Company did not pay the Demo and Testing Fee. During the second quarter of 2019, we notified the cultivation company of its breach for non-payment of the Lease Fee. In February 2020, the parties mutually agreed to terminate this agreement and release each other from all claims related to this agreement, including any unpaid Lease Fees or Demo and Testing Fees. We also agreed to transfer the equipment to the cultivation company for no additional consideration. For the year ended December 31, 2019, the net impact of the foregoing items on the consolidated statements of operations was a charge of $120,241.

Employment Agreement. In May 2018, we entered into an employment agreement with Ms. Keen, which provided for an initial base salary of $150,000 per year and certain sales incentives. Pursuant to the employment agreement, we awarded 4,800,000 restricted stock units (“RSUs”) to Ms. Keen that vested at certain dates in the future, subject to her continued employment. These RSU’s have now either fully vested or been cancelled. In January 2020, Ms. Keen’s employment agreement was amended to reduce her activity and reduce her salary to $110,000. Ms. Keen continues her employment with the Company under this amended agreement.

Year Ended December 31, 2022. On January 7, 2021, the Company entered into a consulting agreement with RSX Enterprises, Inc. (RSX), a company controlled by Mr. James R. Shipley, a director of the Company. RSX provided consulting services to the Company focused on product offerings, engineering requirements, key customer marketing outreach, and related matters, as mutually determined by the Company and RSX. The Company paid a monthly consulting fee of $6,500 for up to 50 hours per month for the various consulting activities undertaken and provided for reimbursement of expenses. The total amount paid on this agreement was $19,500. The term of the agreement was set for three months. Any intellectual property developed by RSX will belong to the Company, and the contract provides for typical indemnification obligations and confidentiality provisions.

The company entered into a manufacturer representative agreement with RSX Enterprises in March 2021 to become a non-exclusive representative for the Company to assist in marketing and soliciting orders. James R. Shipley, a current director of the Company, has a significant ownership interest in RSX.

Under the manufacturer representative agreement, RSX will act as a non-exclusive representative for the Company within the United States, Canada and Mexico and may receive a commission for qualified customer leads. The agreement has an initial term through December 31, 2021, with automatic one-year renewal terms unless prior notice is given 90 days prior to each annual expiration. During the year ended December 31, 2022, the Company paid $9,884 in commissions under this agreement. During the year ended December 31, 2021, the Company paid $42,639 in commissions under this agreement.

On October 13, 2022, the Company entered into an agreement with Lone Star Bioscience, Inc. (Lone Star) to provide engineering design services. Nicholas Etten, one of our independent directors, is the Chief Executive Officer of Lone Star. The agreement totaled $2,500 with $1,250 received as a deposit in 2022. Another agreement for engineering services was signed on December 20, 2022, in the amount of $10,900. The cash deposit for this agreement was received in January of 2023.

During 2022, except as discussed above, there have been no transactions in which the Company was or is a participant, and there are no currently proposed transactions in which the Company is to be a participant, in which the amount involved exceeds the lesser of $120,000 or 1% of the Company’s average assets at year-end for the last two completed fiscal years, and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain persons related to the Company. The Company has a code of business conduct and ethics that generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Company. Waivers to the code of business conduct and ethics can generally only be obtained from the Audit Committee of the Board and are publicly disclosed as required by applicable law and regulations.

In addition, the Audit Committee of the Board will review all related party transactions for potential conflict of interest situations on an ongoing basis (if such transactions are not reviewed and overseen by another independent body of the Board). In accordance with that policy, the Audit Committee’s practice is to review and oversee any transactions that are reportable as related party transactions under the Financial Accounting Standards Board (“FASB”) and SEC rules and regulations. Management advises the Board on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports filed by such persons.

Based solely on our review of the copies of such reports furnished to us, we believe that during the fiscal year ended December 31, 2022, all executive officers, directors and greater than 10% beneficial owners of our common stock complied with the reporting requirements of Section 16(a) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of our common stock beneficially owned by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group, and (iv) all persons known by us to beneficially own more than 5% of our outstanding common stock as of the date of the filing of this proxy statement.

The Company has determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under these rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such shares. A person is also deemed to be a beneficial owner of shares if that person has the right to acquire such shares within 60 days through the exercise of any warrant, option or right or through conversion of a security. Except as otherwise indicated in the accompanying footnotes, the information in the table below is based on information as of October 1, 2023. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power with respect to shares of common and the address for such person is c/o CEA Industries Inc. 385 South Pierce Avenue, Suite C, Louisville, CO 80027.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned Beneficially (1)	Percentage of Class (2)

Directors
Anthony K. McDonald (3)	89,320	1.1%
James R. Shipley (4)	40,319	*	%
Nicholas J. Etten (5)	40,319	*	%
Troy L. Reisner (6)	33,125	*	%
Marion Mariathasan (7)	33,125	*	%

Executive Officers who are not Directors
Ian K. Patel (8)	5,000	*	%

Executive Officers and Directors as a Group	241,208	3.0%

5% or More Stockholders

*Represents less than 0.1%.

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)	Based on a total of 8,076,372 shares of the Company’s common stock issued and outstanding as of March 29, 2022.

(3)	Includes 81,201 shares of common stock issuable upon the exercise of options exercisable within 60 days and does not include 15,089 shares of common stock that become exercisable in the future.

(4)	Includes 10,561 shares of common stock issuable upon the exercise of options exercisable within 60 days and 29,758 shares of common stock issued as restricted stock units.

(5)	Includes 10,561 shares of common stock issuable upon the exercise of options exercisable within 60 days and 29,758 shares of common stock issued as restricted stock units.

(6)	Includes 33,125 shares of common stock issued as restricted stock units.

(7)	Includes 33,125 shares of common stock issued as restricted stock units.

(8)	Includes 5,000 shares of common stock issuable upon the exercise of options exercisable within 60 days and does not include 10,000 shares of common stock that become exercisable in the future.

Securities Authorized for Issuance under Equity Compensation Plans

On August 1, 2017, our Board of Directors adopted and approved the 2017 Equity Incentive Plan (the “2017 Equity Plan”) in order to attract, motivate, retain, and reward high-quality executives and other employees, officers, directors, consultants, and other persons who provide services to us by enabling such persons to acquire an equity interest in us. Under the 2017 Equity Plan, our Board of Directors may award stock options, stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock unit awards (“RSUs”), shares granted as a bonus or in lieu of another award, and other stock-based performance awards. The 2017 Equity Plan allocates 333,333 shares of our common stock (“Plan Shares”) for issuance of equity awards under the 2017 Equity Plan. As of December 31, 2021, we have granted, under the 2017 Equity Plan, awards in the form of RSAs for services rendered by independent directors and consultants, non-qualified stock options, RSUs and stock bonus awards.

The information for our 2017 Equity Plan as of December 31, 2022 is summarized as follows:

	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	-	-	-
Equity compensation plans not approved by shareholders (1)	147,177	$11.88	22,464
Total	147,177	$11.88	22,464

(1) Of the 333,333 Plan Shares allocated for issuance under the 2017 Equity Plan, as of December 31, 2022, 163,692 shares have been issued, non-qualified stock options over 147,177 shares were issued and outstanding and securities in respect of the remaining 22,464 shares were available for future issuance.

2021 Equity Incentive Plan

On March 22, 2021, the Board approved the 2021 Equity Incentive Plan (the “2021 Equity Plan”), which was approved by the stockholders on July 22, 2021. The 2021 Equity Plan permits the Board to grant awards of up to 666,667 shares of common stock. The 2021 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-qualified stock options, stock appreciation rights (“SARs”), restricted stock awards and restricted stock unit awards and other equity linked awards to our employees, consultants and directors. If an equity award (i) expires or otherwise terminates without having been exercised in full or (ii) is settled in cash (i.e., the holder of the award receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be issued pursuant to this Plan. As of December 31, 2022, we have granted under the 2021 Equity Plan, incentive stock options, non-qualified stock options, and a stock bonus award.

	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by shareholders	102,017	$4.97	551,113
Equity compensation plans not approved by shareholders (1)	-		-
Total	102,017	$4.97	551,113

(1) Of the 666,667 Plan Shares allocated for issuance under the 2021 Equity Plan, as of December 31, 2022, 10,170 shares have been issued, non-qualified stock options over 61,201 shares were issued and outstanding, incentive stock options over 40,816 shares were issued and outstanding, restricted stock units over 3,367 shares were issued and outstanding, and securities in respect of the remaining 551,113 shares were available for future issuance.

OTHER INFORMATION

Submission of Proposals for the 2024 Annual Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials or nominate persons for the position of a director in connection with its 2024 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at is 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, which proposals must be received at such address no later than June 28, 2024, based on the distribution date of this proxy statement.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained by contacting CEA Industries Inc. Investor Relations, by phone at (303) 993-5271, email at info@ceainsustries.com, or by mail addressed to CEA Investor Relations, 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027.

Other Matters

The Board knows of no other business that will be presented at the Annual Stockholders Meeting. If any other business is properly brought before the Annual Stockholders Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

By Order of the Board of Directors,

/s/ Anthony K. McDonald
Anthony K. McDonald
Chief Executive officer

Louisville, Colorado

October 11, 2023

23186 CEA Industries Proxy Notice Front

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

CEA Industries Inc.
c/o Continental Proxy Services
1 State Street, New York NY 10004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
December 18, 2023

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The 2023 Annual Meeting of Shareholders of CEA Industries Inc. will be held at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, on December 18, 2023, at 8:30 AM (local time).

Proposals to be considered at the Annual Meeting:

The Board of Directors recommends a vote "FOR" all nominees under Proposal 1, and "FOR" Proposals 2, 3, and 4.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/ceaindustries/2023

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

The Proxy Materials are available for review at:
https://www.cstproxy.com/ceaindustries/2023

CONTROL NUMBER

23186 CEA Industries Proxy Notice Back

The following Proxy Materials are available to you to review at:
https://www.cstproxy.com/ceaindustries/2023

- the Company's Annual Report for the year ended December 31, 2022
- the Company's 2023 Proxy Statement.
- the Proxy Card.
- any amendments to the foregoing materials that are required to be furnished to shareholders

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before December 4, 2023 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-266-6791, or

By logging on to https://www.cstproxy.com/ceaindustries/2023 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.

23186 CEA Industries Inc. Proxy Card Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CEA INDUSTRIES INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 17, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
https://www.cstproxy.com/ceaindustries/2023

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

Proposal I: Election of Directors

	FOR	AGAINST	ABSTAIN
1. Anthony K. McDonald	☐	☐	☐
2. James R. Shipley	☐	☐	☐
3. Nicholas J. Etten	☐	☐	☐
4. Troy L. Reisner	☐	☐	☐
5. Marion Mariathasan	☐	☐	☐

*** To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above**

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

23186 CEA Industries Inc. Proxy Card Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2023 Proxy Statement and the 2022 Annual Report to Shareholders are available at:
https://www.cstproxy.com/ceaindustries/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CEA INDUSTRIES INC.

The undersigned appoints ____________and _______________, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of ______________________ held of record by the undersigned at the close of business on December 17, 2023 at the Annual Meeting of Stockholders of CEA Industries Inc. to be held on December 18, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)